UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

WATTS WATER TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 30, 2008, Watts Water Technologies, Inc. (the “Company”), through its indirect wholly-owned subsidiary Watts Denmark Holding ApS, formerly Watts Denmark Holding A/S (“Watts Denmark”), purchased all of the outstanding share capital of Blücher Metal A/S (“Blücher”) pursuant to the terms of a Share Purchase Agreement dated as of April 8, 2008 (the “Purchase Agreement”), between Watts Denmark and Blücher Holding A/S, the sole stockholder of Blücher (the “Seller”).  The aggregate consideration paid for all of the outstanding share capital of Blücher was DKK 876,700,000, which consisted of DKK 809,733,000 in cash and the assumption of DKK 66,967,000 of net debt, and includes an estimated working capital adjustment of DKK 7,700,000.  The aggregate purchase price is equal to approximately $182.8 million based on the exchange rate of Danish Krone to U.S. dollars as of May 30, 2008.  15% of the purchase price was placed in escrow to secure the indemnification obligations of the Seller pursuant to the Purchase Agreement.  The Company funded the transaction entirely from cash on hand.

Blücher is a leading provider of stainless steel drainage systems in Europe and a worldwide leader in providing stainless steel drainage products to the marine industry.  Blücher’s main products include push-fit stainless steel pipes and related fittings, light-duty drains for residential, commercial and marine applications, and drains for heavy-duty industrial applications including brewery and pharmaceutical applications.

The terms of the Purchase Agreement were determined on the basis of arm’s-length negotiations.  Other than with respect to the transactions contemplated by the Purchase Agreement, neither the Company nor any subsidiary of the Company has previously had any material relationship with Blücher or the Seller, and, to the Company’s knowledge, no affiliates of the Company or any of its subsidiaries, or any director or officer of the Company or its subsidiaries, or any associate of such director or officer, has a material relationship with Blücher or the Seller.

A copy of the Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 8, 2008 and is incorporated herein by reference as though fully set forth herein.  The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Purchase Agreement.  The Purchase Agreement is incorporated by reference to provide information regarding its terms.  It is not intended to provide any other factual information about the Company.  Such information can be found in the public filings the Company makes with the Securities and Exchange Commisson, which are available without charge at www.sec.gov and in the Investor Relations section of the Company’s website at www.wattswater.com.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ William C. McCartney
William C. McCartney
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Share Purchase Agreement dated as of April 8, 2008 between BLÜCHER Holding A/S and Watts Denmark Holding A/S
______________________

*  Incorporated by reference to the Company’s Current Report on Form 8-K dated April 8, 2008 (File No. 001-11499).